SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

MISCOR Group, Ltd.

(Exact name of registrant as specified in Charter)

Indiana	000-52380	20-0995245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Nave Road, SE, Massillon, Ohio 44646

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (330)-830-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 13, 2013, MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), and Integrated Electrical Services, Inc., a Delaware corporation (“IES”), announced that they have entered into a definitive agreement pursuant to which IES will acquire 100% of the common stock of MISCOR in a stock and cash transaction. IES, MISCOR and IES Subsidiary Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of IES (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated March 13, 2013 (the “Merger Agreement”), pursuant to which MISCOR will be merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of IES (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, upon effectiveness of the Merger, each issued and outstanding share of MISCOR common stock, no par value (“MISCOR Common Stock”), will convert into the right to receive (the “Merger Consideration”), at the election of the holder, either:

•

a per share dollar amount, which amount shall not be less than $1.415 per share (the “Cash Consideration”), equal to the quotient obtained by dividing (x) the difference between $24.0 million and the amount of MISCOR’s Net Debt (as defined in the Merger Agreement) by (y) the number of shares of MISCOR Common Stock outstanding as of the fifteenth business day prior to the closing date; or

•

a number of shares (the “Stock Consideration”) of IES common stock, par value $0.01 per share (the “IES Common Stock”), equal to a fraction, the numerator of which is the Cash Consideration and the denominator of which is the volume-weighted average of the sale prices per share of IES Common Stock (the “VWAP”) for the 60 consecutive trading days ending with the fifteenth business day prior to the closing date, with a collar limiting the range of IES Common Stock prices to 20% above and 20% below the 60-day VWAP ending with the second complete trading day prior to the date of the Merger Agreement.

MISCOR stockholders have the right to elect to receive all Cash Consideration, all Stock Consideration or a mix of Cash Consideration and Stock Consideration, provided, however, that the aggregate Cash Consideration to be paid in connection with the Merger shall not exceed a threshold (the “Maximum Cash Amount”) equal to the product obtained by multiplying (x) the Cash Consideration by (y) 50% of the number of shares of MISCOR Common Stock outstanding immediately prior to the effective time of the Merger. If the aggregate amount of cash that would be paid upon conversion of the shares of MISCOR Common Stock for which MISCOR stockholders elect to receive Cash Consideration (the “Cash Election Shares”) is greater than the Maximum Cash Amount, then the exchange agent shall select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares (the “Stock Designation Shares”) such that the aggregate amount of cash that will be paid in the Merger in respect of the Cash Election Shares that are not Stock Designation Shares equals as closely as practicable the Maximum Cash Amount, and the Stock Designation Shares shall be converted into the right to receive the Stock Consideration. Any MISCOR stockholder that does not make an election with respect to such holder’s MISCOR Common Stock shall be deemed to have elected to receive the Stock Consideration.

Pursuant to the Merger Agreement, immediately prior to the effective time of the Merger, each outstanding share of MISCOR restricted stock will automatically vest and the holder thereof shall be entitled to receive the Merger Consideration. Additionally, all options to purchase MISCOR Common Stock, whether vested or unvested, will be exercisable in full for a period of time prior to the Merger at their exercise price. Any such options not exercised within the prescribed period will be cancelled and the holder thereof will not be eligible to receive the Merger Consideration.

MISCOR stockholders who are dissatisfied with the Merger Consideration and vote against adoption of the Merger Agreement and the Merger will be able to seek appraisal of the “fair value” of their shares of MISCOR Common Stock under the Indiana Business Corporation Law and will receive payment of the fair value for their shares in lieu of the Merger Consideration.

The Merger Agreement and the Merger have been unanimously approved by the boards of directors of IES and MISCOR. Completion of the Merger is subject to certain conditions, including, but not limited to: (1) approval by IES’ stockholders of the issuance of IES Common Stock as consideration for the Merger; (2) adoption of the Merger Agreement by the MISCOR stockholders; (3) the holders of fifty percent (50%) or more of all of the issued and outstanding shares of MISCOR Common Stock entitled to vote, and not held by certain affiliates of MISCOR (as described in the Merger Agreement), not having voted against adoption of the Merger Agreement (the “MISCOR Minority Approval”); (4) the holders of fifty percent (50%) or more of all of the issued and outstanding shares of IES Common Stock entitled to vote, and not held by certain affiliates of IES (as described in the Merger Agreement), not having voted against adoption of the Merger Agreement (the “IES Minority Approval”); (5) no person (subject to certain exceptions set forth in the Merger Agreement) shall, in the reasonable determination of the IES Board, become an Acquiring Person (as defined in that certain Tax Benefit Protection Plan Agreement, dated as of January 28, 2013, between IES and American Stock Transfer & Trust Company, LLC, as Rights Agent) as a result of the merger; (6) effectiveness of a registration statement on Form S-4 relating to the IES Common Stock to be issued as consideration for the Merger and approval of the listing of such shares on The Nasdaq Stock Market; (7) the holders of not more than 5% of the shares of MISCOR Common Stock having sought appraisal; (8) the parties having agreed to the calculation of Net Debt; (9) MISCOR having received an opinion from its tax counsel as to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (10) the absence of legal impediments prohibiting the transaction; (11) receipt of applicable regulatory approvals; and (12) other customary closing conditions.

The parties have made certain customary representations, warranties and covenants in the Merger Agreement. Each of IES and MISCOR is required, among other thing, subject to certain exceptions, to conduct its business in the ordinary course in all material respects and not to engage in certain activities during the interim period between the execution of the Merger Agreement and the consummation of the Merger. In addition, the Merger Agreement contains covenants that require each of IES and MISCOR to call and hold special stockholder meetings and, subject to certain exceptions, requires the board of directors of IES to recommend to the IES stockholders the approval of the issuance of IES Common Stock as consideration for the Merger and requires the board of directors of MISCOR to recommend to the MISCOR stockholders the adoption of the Merger Agreement.

Subject to certain conditions and limitations, during the period beginning on the date of the execution of the Merger Agreement and continuing until 12:01 a.m. (EST) on the thirty-first day thereafter (the “Solicitation Period End Date”), MISCOR may solicit alternative transactions and participate in discussions or negotiations regarding, and provide information in connection with, alternative transactions. Following the Solicitation Period End Date, MISCOR may not solicit alternative transactions and, subject to certain exceptions, may not participate in discussions or negotiations regarding alternative transactions.

The Merger Agreement contains certain termination rights for both IES and MISCOR, including, among others, if the Merger is not consummated on or before August 31, 2012 (which date is subject to extension under certain conditions as described in the Merger Agreement), if the approval of either the IES stockholders or the MISCOR stockholders is not obtained, if the MISCOR Minority Approval or the IES Minority Approval is not obtained, if MISCOR breaches the solicitation provisions of the Merger Agreement or if MISCOR, subject to the conditions and limitations set forth in the Merger Agreement, changes its recommendation with respect to the Merger or recommends or enters into an agreement with respect to an alternative transaction. In the event of a termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, MISCOR will be required to pay IES termination fees that range from $250,000 to $750,000. In the event of a termination of the Merger Agreement as a result of IES’s failure to obtain its required stockholder votes, IES will be required to reimburse MISCOR for its out-of-pocket and documented expenses incurred in connection with the transaction, in an amount not to exceed $250,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01. The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about IES or MISCOR.

The representations and warranties that the parties have made to each other in the Merger Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Merger Agreement, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of such Merger Agreement, are solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to the Merger Agreement that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the IES’s or MISCOR’s public disclosures. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about IES, MISCOR and their respective subsidiaries that the respective companies include in reports, statements and other filings that they make with the Securities and Exchange Commission.

Material Relationships

A majority of IES Common Stock is owned by Tontine Capital Partners, L.P. and its affiliates (collectively, “Tontine”). As of February 19, 2013, Tontine owned approximately 56.8% of the issued and outstanding shares of IES Common Stock. As of February 28, 2013, Tontine also beneficially owned 49.9% of the issued and outstanding shares of MISCOR Common Stock.

James M. Lindstrom has served as Chief Executive Officer and President of IES since October 2011 and has served as Chairman of the IES Board of Directors since February 2011. Mr. Lindstrom previously served in such capacities on an interim basis since June 2011. Mr. Lindstrom was an employee of Tontine Associates, L.L.C. (“TA”), an affiliate of Tontine, from 2006 until October 2011. Mr. Lindstrom does not have any financial interest in Tontine or any of its affiliates other than IES.

David B. Gendell has served as a member of the IES Board of Directors since February 2012. Mr. Gendell, who is the brother of Jeffrey L. Gendell, the Managing Member of each of the Tontine affiliates that own IES Common Stock, is also an employee of TA.

The disinterested members of the board of directors of IES unanimously approved the Merger Agreement. MISCOR established a special committee of independent directors that approved the Merger Agreement and recommended approval of the Merger Agreement by the full board of directors. After receiving approval from the special committee, the disinterested members of the board of directors of MISCOR unanimously approved the Merger Agreement.

Important Information for Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, MISCOR will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of the IES and MISCOR that also will constitute a prospectus of IES regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF MISCOR AND IES ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING MISCOR, IES AND THE PROPOSED TRANSACTION.

A definitive joint proxy statement/prospectus will be sent to security holders of IES and MISCOR seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by IES and MISCOR with the SEC at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements or other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for additional information on its public reference room.

The joint proxy statement/prospectus and such other documents (relating to MISCOR) may also be obtained from MISCOR for free (when available) from MISCOR’s web site at www.miscor.com or by directing a request to: MISCOR Group, Ltd., 800 Nave Rd., SE, Massillon, Ohio 44646, Attention: Investor Relations, or by phone at (330) 830-3500. The joint proxy statement/prospectus and such other documents (relating to IES) may also be obtained from IES for free (when available) from IES’s web site at www.ies-corporate.com or by directing a request to: Integrated Electrical Services, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056, Attention: Investor Relations, or by phone at (713) 860-1500. Information on our website or any other website is not incorporated by reference herein.

Participants in the Solicitation

MISCOR, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from MISCOR’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

IES, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from IES’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect IES’s and

MISCOR’s expectations regarding future events. The forward-looking statements involve substantial risks and uncertainties that could significantly affect expected results, and actual future results and stockholder values of IES, MISCOR and the combined company could differ materially from those described in these statements. Such forward-looking statements include, but are not limited to, statements about the expected value of the merger consideration, benefits of the business combination transaction involving IES and MISCOR, including future financial and operating results, accretion to IES’s earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s business strategy, plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to consummate the merger; the inability to achieve, or difficulties and delays in achieving, synergies and cost savings relating to the merger; difficulties and delays in obtaining consents and approvals that are conditions to the completion of the merger; the ability of the IES and MISCOR to enter into, and the terms of, future contracts; the impact of governmental laws and regulations; the adequacy of sources of liquidity; the ability of MISCOR to retain certain employees key to the ongoing success of the combined company and the availability of other skilled personnel; the effect of litigation, claims and contingencies; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; the sufficiency of funds for required capital expenditures, working capital and debt service; liabilities under laws and regulations protecting the environment; and the impact of purchase accounting. Additional factors that may affect future results are contained in IES’s and MISCOR’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. IES and MISCOR disclaim any duty to update and revise statements contained in these materials based on new information or otherwise.

Item 8.01.	Other Events.

On March 13, 2013, IES and MISCOR issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 13, 2013, by and among, Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc.

Exhibit 99.1	Press release dated March 13, 2013.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR GROUP, LTD

Date: March 13, 2013	/s/ Marc Valentin
Marc Valentin, CPA, CGMA
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 13, 2013, by and among, Integrated Electrical Services, Inc., MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc.

Exhibit 99.1	Press release dated March 13, 2013.

*	The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.